Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO BEAM THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

AMENDMENT NO. 4 TO LICENSE AGREEMENT

This Amendment (“Amendment No. 4”), effective as of December 11, 2024 (“Amendment No. 4 Effective Date”), is entered into by and between Beam Therapeutics Inc., a corporation existing under the laws of the State of Delaware, having a place of business at 238 Main Street, Cambridge, Massachusetts 02142 (“Licensee”), and President and Fellows of Harvard College, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Richard A. and Susan F. Smith Campus Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138 (“Harvard”). Each of Harvard and Licensee are a “Party” hereunder and collectively, the “Parties”.

WHEREAS, Licensee and Harvard have entered into that certain License Agreement dated as of June 27, 2017, as amended by that certain Amendment No. 1 to License Agreement dated as of December 12, 2017, that certain Amendment No. 2 to License Agreement dated as of March 27, 2020, and that certain Amendment No. 3 to License Agreement dated as of January 7, 2021 (the “Agreement”); and

WHEREAS, Licensee and Harvard desire to amend the Agreement to clarify the Parties’ respective obligations and rights regarding reporting under Sections 4.3 and 5.1 of the Agreement, and to modify certain terms relating to the Royalty Term and royalty rate for Licensed Products, subject to the terms and conditions of this Amendment No. 4.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1. AGREEMENT TO AMEND

1.1
Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.
1.2
The Agreement is hereby amended from the Amendment No. 4 Effective Date by adding a new Section 4.3.6 immediately following the existing Section 4.3.5, to read as follows:

“4.3.6. With respect to the achievement of the first milestone under Section 4.3.1 with respect to any Licensed Product for which a milestone payment is payable under Section 4.3.1, Licensee shall provide to Harvard, together with the notice of achievement of such milestone pursuant to Section 4.3.3, a “Product Report” in the form attached hereto as Exhibit 4.3.6, containing the following information with respect to such Licensed Product: (a) General Description (Free text) of the Licensed Product, (b) Product/Program name, (c) indication for which the Licensed Product is being developed as of the date of the Product Report, (d) target cell type(s), (e) target Gene(s), (f) target base edit(s), (g) guide RNA sequence(s), (h) Base Editor version (for example, [**]), (i) Base Editor amino acid sequence, (j) delivery method (for example, [**]) and composition (specifically identifying whether [**] are used, provided that no chemical structures are required to be disclosed), and (k) nuclease cut profiling (yes/no, based on [**]). Harvard will

Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO BEAM THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

provide notice promptly to Licensee of any deficiency in the contents of the Product Report, and Licensee shall remedy any such deficiency within [**] days after such notice from Harvard. With respect to any Licensed Product that has already met a milestone under Section 4.3.1 as of December 11, 2024, Licensee shall provide a retrospective Product Report for such Licensed Product within [**] days after December 11, 2024. For clarity, the information included in any Product Report shall be Licensee Confidential Information for the purpose of this Agreement. Notwithstanding the foregoing, with respect to any Licensed Product exploited pursuant to (i) a Sublicense granted under any of the agreements set forth on Appendix A, and any amendments or restatements of the agreements set forth on Appendix A, (ii) further Sublicenses of such Sublicenses, to the extent permitted under this Agreement, or (iii) license agreements entered into pursuant to any agreement in clause (i) or (ii) (collectively, the “Existing Sublicenses”, and each Sublicensee under such Existing Sublicenses, an “Existing Sublicensee”), Licensee will only be obligated to provide information required to be provided in a Product Report to the extent Licensee has access to, and the right to so disclose, such information, provided that Licensee shall use commercially reasonable efforts (but without any obligation to make any payments to such Sublicensees in connection with such request or agree to any concession with such Sublicensees) to obtain access to, and the right to disclose, such information, or to otherwise facilitate the transfer of such information directly between Existing Sublicensees and Harvard. With respect to any Licensed Product exploited by any Sublicensee, Licensee is permitted to facilitate the transfer of Product Reports directly between such Sublicensee and Harvard, which provision of the Product Reports by such Sublicensee shall satisfy Licensee’s obligation hereunder.”

1.3
The Agreement is hereby amended by (a) adding a new Exhibit 4.3.6 thereto, as set forth in Attachment 1 hereof, and (b) adding a new Appendix A thereto, as set forth in Attachment 2 hereof.
1.4
Section 4.4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.4.2 Royalty Term.

4.4.2.1
With respect to any Licensed Product exploited pursuant to an Existing Sublicense, on a country-by-country basis, in each country in which such Licensed Product is Covered by a Valid Claim, royalties shall be paid on the sum of Net Sales of such Licensed Product until the latest of: (a) the expiration date of the last to expire Valid Claim within the Patent Rights Covering the applicable Licensed Product (or if the last Covering Valid Claim with respect to such Licensed Product in such country is a pending Valid Claim, the date such pending Valid Claim ceases to be a Valid Claim; provided, however, that subsequent issuance of such Valid Claim shall again extend the Royalty Term from

Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO BEAM THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

the date of such issuance to the expiration date of such Valid Claim); (b) the period of regulatory exclusivity associated with such Licensed Product in such country; and (c) [**] years after the First Commercial Sale of such Licensed Product in such country but only for so long as such Licensed Product is sold (such period, when used with reference to Licensed Products that are subject to this Section 4.4.2.1, the “Royalty Term”). During time periods when such Royalty Term is only in effect in a given country for a given Licensed Product due to clause (c) of the definition of Royalty Term in this Section 4.4.2.1, then the royalty rate provided for such Licensed Product in such country shall be reduced by [**] percent ([**]%) from that set forth in Section 4.4.1 above for such portions of the Royalty Term for such Licensed Product in such country.

4.4.2.2
With respect to any Licensed Product exploited by Licensee or its Affiliates or pursuant to a Sublicense other than an Existing Sublicense, on a country-by-country basis, in each country in which such Licensed Product is Covered by a Valid Claim, royalties shall be paid on the sum of Net Sales of such Licensed Product until the later of:

(a) the expiration date of the last to expire Valid Claim within the Patent Rights Covering the applicable Licensed Product (or if the last Covering Valid Claim with respect to such Licensed Product in such country is a pending Valid Claim, the date such pending Valid Claim ceases to be a Valid Claim; provided, however, that subsequent issuance of such Valid Claim shall again extend the Royalty Term from the date of such issuance to the expiration date of such Valid Claim); and (b) [**] years after the First Commercial Sale of such Licensed Product in such country but only for so long as such Licensed Product is sold (such period, when used with reference to Licensed Products that are subject to this Section 4.4.2.2, the “Royalty Term”). During time periods when the Royalty Term is only in effect in a given country for a given Licensed Product due to clause (b) of the definition of Royalty Term in this Section 4.4.2.2, then the royalty rate provided for such Licensed Product in such country shall be reduced by [**] percent ([**]%) from that set forth in Section 4.4.1 above (i.e., [**]% in the absence of any reductions for third party royalties permitted under Section 4.4.3.2, and a minimum percentage of [**]% with the application of a full [**]% reduction for third party royalties permitted under Section 4.4.3.2) for such portions of the Royalty Term for such Licensed Product in such country.”

1.5
Section 4.4.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.4.3 Third Party Royalty Set-Off.

4.4.3.1
With respect to any Licensed Product exploited pursuant to an Existing Sublicense, if the applicable Sublicensee obtains a license from a third party after arm’s length negotiations to patent application(s) and/or patent(s) that such Sublicensee believes in good faith Cover such Licensed Product, then Licensee may offset [**] percent ([**]%) of any royalty payments due under such third-party license with respect to such

Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO BEAM THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

patent application(s) and/or patent(s) with respect to sales of such Licensed Product against the royalty payments that are due to Harvard with respect to Net Sales of such Licensed Products in such country; provided that in no event shall (a) the royalty payments to Harvard with respect to such Licensed Products be reduced by more than [**] percent ([**]%) of the amount otherwise due, (b) with respect to royalties paid to the third party solely on the basis of claims of pending patent applications of the third party (and no issued patent claim of the third party covers the applicable Licensed Product), such amounts shall only be offsettable in accordance with the foregoing in this Section 4.4.3.1 if the Covering pending claim of the third party’s pending application would meet the definition of Valid Claim set forth in this Agreement were such pending claim within the Patent Rights as of the Effective Date, and (c) the royalty offset provided in this Section 4.4.3.1 may be applied to any combination product for which an adjustment to Net Sales has been made in accordance with Section 4.4.5, but to avoid doubt only as relates to royalties on patent applications and patents that would apply in the absence of the Other Active Components (third party patent royalties due solely because of the presence of the Other Active Components shall not be offsettable against adjusted Net Sales of a Combination Product).
4.4.3.2
With respect to any Licensed Product exploited by Licensee or its Affiliates or pursuant to a Sublicense other than an Existing Sublicense, if Licensee, an Affiliate of Licensee or an applicable Sublicensee obtains a license from a third party after arm’s length negotiations to patent application(s) and/or patent(s) that Licensee, such Affiliate or such Sublicensee believes in good faith Cover such Licensed Product, then Licensee may offset [**] percent ([**]%) of any royalty payments due under such third-party license with respect to such patent application(s) and/or patent(s) with respect to sales of such Licensed Product against the royalty payments that are due to Harvard with respect to Net Sales of such Licensed Products in such country; provided that in no event shall (a) the royalty payments to Harvard with respect to such Licensed Products be reduced by more than [**] percent ([**]%) of the amount otherwise due, (b) with respect to royalties paid to the third party solely on the basis of claims of pending patent applications of the third party (and no issued patent claim of the third party covers the applicable Licensed Product), such amounts shall only be offsettable in accordance with the foregoing in this Section 4.4.3.2 if the Covering pending claim of the third party’s pending application would meet the definition of Valid Claim set forth in this Agreement were such pending claim within the Patent Rights as of the Effective Date, and (c) the royalty offset provided in this Section 4.4.3.2 may be applied to any combination product for which an adjustment to Net Sales has been made in accordance with Section 4.4.5, but to avoid doubt only as relates to royalties on patent applications and patents that would apply in the absence of the Other Active Components (third party patent royalties due solely because of the presence of the Other Active Components shall not be offsettable against adjusted Net Sales of a Combination Product). Notwithstanding the foregoing, during the period in which royalties are payable under Section 4.4.1 with respect to Net Sales of a Licensed

Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO BEAM THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

Product solely due to clause (b) of the definition of “Royalty Term” as set forth in Section 4.4.2.2, the royalty payments to Harvard with respect to such Net Sales of such Licensed Product may be reduced by up to [**] percent ([**]%) of the amount otherwise due, to a minimum royalty rate of [**]%.”
1.6
Section 4.4.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.4.4 Loss of Market Exclusivity.

With respect to any Licensed Product exploited pursuant to an Existing Sublicense, if a Loss of Market Exclusivity exists in a country with respect to such a Licensed Product, then the royalty rate for such Licensed Product in such country shall be reduced by [**] percent ([**]%) of the applicable rate determined pursuant to Section 4.4.1 and 4.4.2.1, provided that in no event shall the effective royalty rate applied to Net Sales of such Licensed Product in such country be reduced as a result of the application of the terms of this Section 4.4.4 and Section 4.4.3.1 to less than [**] percent ([**]%) of the applicable rate determined pursuant to Section 4.4.1 and 4.4.2.1. Once Loss of Market Exclusivity exists with respect to a Licensed Product in a country, it will be deemed to continue to exist thereafter with respect to such Licensed Product in such country unless Harvard requests in writing that Loss of Market Exclusivity with respect to a Licensed Product in a country be re-evaluated (which request may not be made more frequently than [**] in a Calendar Year), in which case the existence of such Loss of Market Exclusivity, and any corresponding reduction pursuant to this Section 4.4.4, shall depend on whether the criteria set forth in the definition of Loss of Market Exclusivity are still met with respect to such Licensed Product in such country. If it is determined that the Loss of Market Exclusivity no longer exists, the termination of the [**] percent ([**]%) reduction in royalty rate due to the absence of Loss of Market Exclusivity shall be effective only on a going-forward basis from the date of such Harvard request, and there shall be no recovery of monies or retroactive increase in rates for time periods prior thereto.”

1.7
Section 5.1.1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“5.1.1.6 A Product Report for any Licensed Product for which Net Sales were generated during the applicable Calendar Quarter and for which Licensee has not previously provided a Product Report.”

1.8
The Agreement is hereby amended to add a new Section 5.1.1.7, which reads as follows:

“5.1.1.7 A description of any substantive changes to the information in any

Exhibit 10.42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO BEAM THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

applicable Product Report provided to Harvard under Section 4.3.6 or 5.1.1.6 regarding each applicable Licensed Product.”

ARTICLE 2. MISCELLANEOUS

2.1
Licensee hereby represents and warrants that, as of the Amendment No. 4 Effective Date, Appendix A as set forth in Attachment 2 hereof is a true, complete, and correct schedule of all Sublicenses (including amendments thereto) granted by Licensee and any Sublicensee to third parties under the Agreement.
2.2
Except as specifically set forth in this Amendment No. 4, the terms and conditions of the Agreement (including all exhibits thereto) shall remain unchanged and in full force and effect. Licensee and Harvard hereby agree to be bound by provisions substantially identical to Sections 11.5 through 11.17 of the Agreement with respect to this Amendment No. 4, mutatis mutandis (which are incorporated herein by reference as they so apply); provided that references to the Agreement provided in Section 11.5 shall be read to apply to the Agreement as amended by this Amendment No. 4.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the Amendment No. 4 Effective Date.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE By:/s/ Jordan B. Grant Name: Title:	BEAM THERAPEUTICS INC. By: Name: Title:

________________________12/12/2024

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the Amendment No. 4 Effective Date.

PRESIDENT AND FELLOWS OF HARVARD COLLEGE By: Name: Title:	BEAM THERAPEUTICS INC. By:/s/ John Evans Name: John Evans Title: Chief Executive Officer

12/13/2024